UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2016

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

Indenture Relating to 6.125% Senior Notes due 2021

On July 11, 2016, Flagstar Bancorp, Inc. (NYSE: FBC) (the "Company") completed its previously announced offering of $250 million 6.125% Senior Notes due 2021 (the "Senior Notes"). The Senior Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. The Senior Notes were offered only to "qualified institutional buyers" under Rule 144A, to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act and to a limited number of institutional accredited investors within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

The Senior Notes were issued pursuant to an Indenture, dated as of July 11, 2016 (the "Indenture"), between the Company and Wilmington Trust, National Association, as trustee (the "Trustee"). The Indenture provides that the Senior Notes are the unsecured senior obligations of the Company. The Company will pay interest on the Senior Notes at 6.125% per annum, semi-annually in arrears on January 15 and July 15, commencing January 15, 2017.

The Company may redeem some or all of the Senior Notes at any time prior to June 15, 2021, at a redemption price equal to the greater of 100% of the aggregate principal amount of the Senior Notes to be redeemed or the sum of the present values of the remaining scheduled payments plus, in each case accrued and unpaid interest to, but excluding the redemption date. The Company may redeem some or all of the Senior Notes at any time on or after June 15, 2021 at a price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains covenants that limit the Company’s ability to, among other things: (i) incur liens; (ii) merge, consolidate or sell all or substantially all of its assets; and (iii) dispose of stock of a principal subsidiary bank. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, interest and other monetary obligations on the then outstanding Senior Notes to be due and payable immediately.

The foregoing description of the Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Indenture and the forms of the Senior Notes, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and each of which is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Senior Notes, the Company entered into a registration rights agreement dated July 11, 2016 with the initial purchasers of the Senior Notes (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed to file an exchange offer registration statement with the Securities and Exchange Commission (the "SEC") to exchange the Senior Notes for substantially identical notes registered under the Securities Act of 1933, as amended. The Company has also agreed to file a shelf registration statement to cover resales of Senior Notes under certain circumstances.

The Company has agreed to use its commercially reasonable efforts to cause the exchange offer to be consummated as promptly as reasonably practicable after the exchange offer registration statement has become effective, but no later than 240 days after the issue date of the Senior Notes. In addition, under certain circumstances, the Company has agreed to file the shelf registration statement no later than the later of (i) the 90th day after a filing obligation arises and (ii) the 240th day after the issue date of the Senior Notes, and to use its commercially reasonable efforts to cause such shelf registration statement to become effective within 90 days of filing such shelf registration statement. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest (up to a maximum rate of 1.00% per year) to the holders of the Senior Notes under certain circumstances, until such time as the Company is no longer in default of such obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (d)          Exhibits

4.1	Indenture, dated as of July 11, 2016, between Flagstar Bancorp, Inc. and Wilmington Trust,
National Association, as Trustee

4.2        Form of 6.125% Senior Notes due 2021 (included in Exhibit 4.1)

4.3        Registration Rights Agreement, dated as of July 11, 2016, among Flagstar Bancorp, Inc. and J.P.
Morgan Securities LLC and Sandler O’Neill & Partners, L.P., as representatives of the initial purchasers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: July 12, 2016	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.         Description

4.1	Indenture, dated as of July 11, 2016, between Flagstar Bancorp, Inc. and Wilmington Trust,
National Association, as Trustee

4.2        Form of 6.125% Senior Notes due 2021 (included in Exhibit 4.1)

4.3        Registration Rights Agreement, dated as of July 11, 2016, among Flagstar Bancorp, Inc. and J.P.
Morgan Securities LLC and Sandler O’Neill & Partners, L.P., as representatives of the initial purchasers.